POET TECHNOLOGIES INC.

SUBSCRIPTION AGREEMENT

(UNITS)

THE UNITS BEING OFFERED FOR SALE MAY ONLY BE PURCHASED BY CANADIAN RESIDENTS, UNITED STATES RESIDENTS AND OFF-SHORE RESIDENTS, IN EACH CASE PURSUANT TO AVAILABLE EXEMPTIONS UNDER APPLICABLE SECURITIES LEGISLATION.

INSTRUCTIONS

All Subscribers:

1. Carefully review the Subscription Agreement.

2. Complete and sign the section entitled "Subscription and Subscriber Information" on pages 5 to 7 of the Subscription Agreement, including the registration and delivery instructions, and if applicable, complete and sign Schedule "E" (Form 4C – *Corporate Placee Registration Form*) attached to the Subscription Agreement.

Canadian Subscribers:

3. If you are a Canadian subscriber, complete and sign Schedule "B" attached to the Subscription Agreement (Canadian Subscriber Certificate). If you are relying on paragraph (j), (k) or (l) of the definition of "accredited investor" in Schedule "B", you must also complete and sign Appendix "A" to Schedule "B". **This schedule does not have to be completed by United States or off-shore subscribers.**

United States Subscribers:

4. If you are a United States subscriber, complete and sign Schedule "C" attached to the Subscription Agreement (U.S. Accredited Investor Certificate). **This schedule does not have to be completed by Canadian or off-shore subscribers.**

Off-Shore Subscribers:

5. If you are an off-shore subscriber, complete and sign Schedule "D" attached to the Subscription Agreement (Foreign Purchaser's Certificate). **This schedule does not have to be completed by Canadian or United States subscribers.**

Delivery Instructions:

A completed and executed copy of this Subscription Agreement, including all applicable schedules hereto, must be delivered by email as soon as possible, and, in any event, **no later than 5:00 p.m. (Toronto time) on Friday, November 11, 2022**, to Bennett Jones LLP:

Attention: Yohanna Laurensia

Email: laurensiay@bennettjones.com

Payment Instructions:

Unless other arrangements have been made with the Corporation, payment of the purchase price must be made in same day as described below, and must be received by the Corporation by **no later than 5:00 p.m. (Toronto time) on Friday, November 11, 2022**. Please include a **reference code: 076624.4** on all wire transfers. Payment by wire transfer may be made to Bennett Jones LLP, in trust, at:

Payment in US Dollars:

Beneficiary Name and Address:	Bennett Jones LLP, in trust 3400 One First Canadian Place Toronto, ON M5X 1A4
Beneficiary Bank Name and Address:	Royal Bank of Canada 20 King Street West Toronto, ON M5H 1C4
Bank (Institution) Number:	003
Transit (Branch) Number:	06012
Beneficiary Account Number:	060124007027 [5 digit transit no + 7 digit account no]
SWIFT Code:	ROYCCAT2

Payment in Canadian dollars:

Beneficiary Name and Address:	Bennett Jones LLP, in trust 3400 One First Canadian Place Toronto, ON M5X 1A4
Beneficiary Bank Name and Address:	Royal Bank of Canada 20 King Street West Toronto, ON M5H 1C4
Bank (Institution) Number:	003
Transit (Branch) Number:	06012
Beneficiary Account Number:	060121161090 [5 digit transit no + 7 digit account no]
SWIFT Code:	ROYCCAT2

When wiring any funds from the United States, please also include the intermediary information:

Intermediary Bank:	JP Morgan Chase Bank, New York
SWIFT Code:	CHASUS33
ABA Routing Number:	021000021

SUBSCRIPTION AGREEMENT

Non-Brokered Private Placement of Units

TO: POET TECHNOLOGIES INC.

The undersigned (the "**Subscriber**"), on its own behalf, and, if applicable, on behalf of those for whom the undersigned is contracting hereunder, hereby irrevocably subscribes for and agrees to purchase from POET Technologies Inc. (the "**Corporation**") that number of units of the Corporation (the "**Units**") set out on the Subscription and Subscriber Information pages hereof (the "**Purchased Securities**") at a price of US$2.78 or C$3.81 per Unit (the "**Purchase Price**"), at the Subscriber's election, subject to the following terms and conditions. Each Unit is comprised of one common share of the Corporation (each, a "**Unit Share**") and one-half of one whole common share purchase warrant of the Corporation (each whole warrant, a "**Unit Warrant**"), with each Unit Warrant entitling the holder thereof to purchase one common share (each, a "**Warrant Share**") at an exercise price of US$3.61 or C$4.95 per Warrant Share, at the Subscriber's election, on or before a date that is 3 years from the Closing Date (as defined herein) (the "**Expiry Date**"). This subscription agreement, which for greater certainty includes and incorporates the attached schedules, as applicable, is referred to herein as the "**Subscription Agreement**".

The Subscriber understands that the Purchased Securities form part of a larger sale of a maximum of up to 1,798,561 Units (the "**Offered Securities**") by the Corporation, on a non-brokered private placement basis, for aggregate gross proceeds of a maximum of up to approximately US$5 million (the "**Offering**"). The Corporation intends to use the net proceeds of the Offering for general corporate purposes.

The terms and size of the Offering are subject to change without notice to the Subscriber. The Corporation reserves the right to close the Offering in multiple tranches, such that one or more closings may occur after the initial closing.

The Unit Shares, the Unit Warrants and the Warrant Shares underlying the Purchased Securities are collectively referred to as the "**Underlying Securities**".

The Subscriber, on its own behalf, and, if applicable, on behalf of each beneficial purchaser for whom it is contracting hereunder, hereby represents, warrants and covenants the following to the Corporation (and acknowledges that the Corporation is relying thereon), which representations, warranties and covenants shall survive the purchase and sale of the Purchased Securities for a period of three years:

1. this Subscription Agreement has been duly authorized, executed and delivered by the Subscriber, and constitutes a legal, valid, binding and enforceable agreement of the Subscriber to acquire the Purchased Securities;

2. the Subscriber has been advised to consult its own legal advisers in connection with any applicable statutory hold or restricted period and any resale restrictions relating to the Purchased Securities and Underlying Securities, and no representation has been made respecting any applicable statutory hold or restricted period or the resale restrictions relating to any such securities;

3. the Subscriber acknowledges that it is solely responsible for compliance with any applicable hold or restricted period and the resale restrictions and the Subscriber will not resell or otherwise transfer or dispose of the Purchased Securities and the Underlying Securities except in accordance with the provisions of applicable securities statutes, rules, regulations, instruments and policy statements;

4. the issue of the Purchased Securities and the Underlying Securities is conditional upon, among other things, such issue being exempt from the prospectus filing requirements and the requirements

for the delivery of an offering memorandum, as defined under applicable securities legislation, relating to such issue or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such issue without the requirement of filing a prospectus or delivering an offering memorandum; and

5. the Subscriber makes the representations, warranties and covenants set out in Schedule "A" and, if applicable, Schedule "B", Schedule "C", Schedule "D" and Schedule "E" to this Subscription Agreement.

The Subscriber acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon in determining its eligibility to purchase the Purchased Securities under relevant securities legislation.

The closing of the transactions contemplated in this Subscription Agreement will take place at the offices of Bennett Jones LLP, Suite 3400, One First Canadian Place, Toronto, Ontario, M5X 1A4 at 8:30 a.m. (Toronto time) (the "**Closing Time**") on or about Friday, November 18, 2022 (the "**Closing Date**"), or such other time, date or place as the Corporation may determine.

The Subscriber acknowledges and agrees that the Corporation will not consider the subscription hereunder for acceptance unless the Subscriber delivers to the Corporation, in accordance with the instructions set forth on the second page hereof, as soon as possible, and, in any event, no later than 5:00 p.m. (Toronto time) on Friday, November 11, 2022, or such later time as the Corporation may in its sole discretion accept:

1. a completed and duly signed copy of this Subscription Agreement, including instructions regarding registration and delivery set forth in the Subscription and Subscriber Information pages hereof and if applicable, Schedule "E";

2. if the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting hereunder, is resident in, or otherwise subject to the securities laws of, a jurisdiction of Canada, a completed and duly signed copy of the Canadian Subscriber Certificate attached hereto as Schedule "B" and Appendix "A" to Schedule "B", if the Subscriber or beneficial purchaser, as applicable, is relying on paragraph (j), (k) or (l) of the definition of "accredited investor" in Schedule "B";

3. if the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting hereunder, is resident in, or otherwise subject to the securities laws of, the United States of America, its territories and possessions, any State of the United States and the District of Columbia (the "**United States**"), was offered the Purchased Securities in the United States, or placed its order to purchase the Purchased Securities or executed this Subscription Agreement in the United States, a completed and duly signed copy of the U.S. Accredited Investor Certificate attached hereto as Schedule "C";

4. if the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting hereunder, is not resident in, or otherwise subject to the securities laws of, a jurisdiction of Canada or the United States, a completed and duly signed copy of the Foreign Purchaser's Certificate attached hereto as Schedule "D"; and

5. a wire transfer or other form of payment acceptable to the Corporation representing the aggregate Purchase Price payable by the Subscriber for the Purchased Securities, made payable to the Corporation or as otherwise instructed by the Corporation.

The obligation of the Corporation to sell the Purchased Securities to the Subscriber is subject to, among other things, the following conditions:

1. the Subscriber having properly completed, signed and returned to the Corporation all documents required by applicable securities laws and the policies of the TSX Venture Exchange (the "**TSXV**") for delivery by the Corporation on the Subscriber's behalf, including the forms set out in Schedules "B" to "D" attached hereto, as applicable, as the sale of the Purchased Securities by the Corporation to the Subscriber will not be qualified by a prospectus or registration statement;

2. the representations and warranties made herein by the Subscriber and, if applicable, any beneficial purchaser for whom the Subscriber is acting hereunder (including representations and warranties made in any schedule attached hereto, as applicable), being true and correct when made and being true and correct at the Closing Time with the same force and effect as if they had been made on and as of the Closing Time;

3. all covenants, agreements and conditions contained herein to be performed by the Subscriber and, if applicable, any beneficial purchaser for whom the Subscriber is acting hereunder (including the covenants, agreements and conditions contained in any schedule attached hereto, as applicable), on or prior to the Closing Date having been performed or complied with in all material respects; and

4. the Corporation having obtained all necessary regulatory approvals and consents in respect of the Offering, including any required shareholder approval or consent as required by the TSXV and the conditional approval of the TSXV for the listing of the Unit Shares and Warrant Shares issued in connection with this Offering.

If, on the Closing Date, the terms and conditions contained in this Subscription Agreement, including the schedules attached hereto, have been complied with to the satisfaction of the Corporation or waived by the Corporation, the Corporation shall deliver to the Subscriber or make arrangements for the delivery to the Subscriber of the certificate(s) and/or DRS statement(s) representing the Purchased Securities and such other documentation as may be requested by the Subscriber, against payment to the Corporation of the aggregate Purchase Price for the Purchased Securities in freely transferable Canadian funds.

All certificates and/or DRS statements issued to the Subscriber pursuant to this Subscription Agreement shall have such legends inserted thereon as are required by applicable securities legislation, indicating that the resale of such securities is restricted.

The Corporation shall use commercially reasonable efforts to issue the Unit Shares and Unit Warrants comprising the Purchased Securities and to issue and deliver certificates or DRS statements representing such Unit Shares and Unit Warrants in accordance with the directions set forth in the Subscription and Subscriber Information pages hereof.

The Subscriber acknowledges, and, if applicable, any beneficial purchaser for whom the Subscriber is contracting hereunder acknowledges, that the Corporation has the right to close the subscription books at any time without notice and to accept or reject, in whole or in part, any subscription in its sole discretion. If this subscription is rejected in whole, the Subscriber and each beneficial purchaser, if any, understands that any funds delivered by the Subscriber to the Corporation representing the Purchase Price for the Purchased Securities will be promptly returned to the Subscriber without interest. If this subscription is accepted only in part, the Subscriber and each beneficial purchaser understands that a cheque or wire transfer representing any refund of the Purchase Price for that portion of the subscription that is not accepted will be promptly delivered to the Subscriber without interest.

By executing and delivering this Subscription Agreement, the Subscriber, and, if applicable, any beneficial purchaser for whom the Subscriber is contracting hereunder, consents to the filing by the Corporation of all documents and personal information concerning the Subscriber provided in this Subscription Agreement required by applicable securities laws and the policies of the TSXV.

If the Subscriber is not subscribing for the Purchased Securities for its own account and the Subscriber is not a trust company, trust corporation or portfolio manager deemed to be purchasing as principal under

National Instrument 45-106 – *Prospectus Exemptions* of the Canadian Securities Administrators ("**NI 45-106**"), each beneficial purchaser for whom the Subscriber is contracting hereunder must be purchasing the Purchased Securities as principal and (unless the Subscriber is an authorized agent with power to sign on behalf of the beneficial purchaser and such beneficial purchaser is disclosed on page 5 hereof) must execute all documents required by applicable securities laws and the policies of the TSXV with respect to the Purchased Securities being acquired by each such beneficial purchaser as principal. If you are signing this Agreement as agent or pursuant to a power of attorney for the Subscriber, you represent and warrant that you have authority to bind the Subscriber.

The Subscriber agrees, and agrees to cause any beneficial purchaser for whom it is contracting hereunder, to comply with all applicable securities laws and with the policies of the TSXV concerning the purchase of, the holding of and the resale restrictions applicable to the Purchased Securities.

The Subscriber covenants and agrees to deliver to the Corporation forthwith such documents, certificates, assurances and other instruments as may be required to carry out the provisions of this Subscription Agreement.

The Subscriber hereby agrees to indemnify and hold harmless the Corporation and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys' fees) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under applicable securities legislation, under any other statutes, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon any breach by the Subscriber of any representation, warranty, covenant or agreement made by the Subscriber contained herein.

In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

This Subscription Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

All dollar amounts in this Subscription Agreement are expressed in Canadian dollars, except as otherwise indicated. References to "$", "C$" or "CDN $" are to Canadian dollars and references to "US$" are to United States dollars.

This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same instrument. Execution and delivery of a copy of this Subscription Agreement by facsimile or by electronic transmission in portable document format (.pdf) shall be of the same effect as execution and delivery of an original executed copy thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

SUBSCRIPTION AND SUBSCRIBER INFORMATION

UNITS

Be sure to complete Part I, Part II and Part III.

Part I: Subscription and Subscriber Information

Subscriber Information and Signature	**Subscription Information**
______________________ (Name of Subscriber)	Number of Units: ______________ x US$2.78 or C$3.81
Account Reference (If applicable): ______________	Aggregate Purchase Price: $______________ (the "**Subscription Amount**")
By: ______________ Authorized Signature	Select Settlement Currency: ☐ C$ or ☐ US$
______________________ (Official Capacity or Title, if the Subscriber is not an individual)	**Details of Beneficial Purchaser**
______________________ (Name of individual whose signature appears above if different than the name of the Subscriber printed above)	**If the Subscriber is signing this Subscription Agreement as agent or trustee for a beneficial purchaser and is not purchasing as trustee or agent for accounts fully managed by it, so as to be deemed to be purchasing as principal pursuant to NI 45-106, complete the following:**
______________________ (Subscriber's Residential Address)	______________________ (Name of Beneficial Purchaser)
______________________	Account Reference (If applicable): ______________
______________________ (Subscriber's Telephone Number)	______________________ (Beneficial Purchaser's Residential Address)
______________________ (Email Address)	______________________
	______________________ (Beneficial Purchaser's Telephone Number)
	______________________ (Email Address)

Part II: Registration and Delivery Instructions

The Subscriber hereby provides the following registration and delivery instructions in connection with the settlement of the Purchased Securities being purchased hereunder.

Evidence of Ownership of Purchased Securities
The Subscriber elects to receive **(check one box)**:
☐ DRS statement(s) representing the Purchased Securities; or
☐ Physical share certificate(s) representing the Purchased Securities.

Delivery Instructions	Registration Instructions
(Name)	(Name)
(Account Reference, if applicable)	(Account Reference, if applicable)
(Address, including Postal Code)	(Address, including Postal Code)
(Contact Name)	
(Telephone Number)	

Part III: Private Placement Questionnaire

In connection with the proposed purchase of Units, the Subscriber hereby confirms, represents and warrants, on its own behalf and on behalf of any beneficial purchaser for whom it is acting hereunder, the accuracy of the following statements in respect of it and each such beneficial purchaser, if any.

A. Registration Form
The Subscriber, if not an individual and (i) is a member of the "Pro Group" (as described below), or (II) is (or will be after completion of the Offering) an "Insider" (as described below), or (iii) will be a holder of more than 5% of the listed shares after completion of the Offering, either [**check appropriate box**]:
☐ has previously filed with the TSX Venture Exchange (the "**TSXV**") a Form 4C – *Corporate Placee Registration Form*, represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSXV up to the date hereof; or
☐ hereby delivers a completed Form 4C – *Corporate Placee Registration Form*, in the form attached as Schedule "E" to the Corporation for filing with the TSXV.

B. Present Ownership of Securities
The Subscriber either **(check appropriate box)**:
☐ does not own directly or indirectly, or exercise control or direction over, any common shares of the Corporation or securities convertible into common shares of the Corporation; or
☐ owns directly or indirectly, or exercises control or direction over, ________________ outstanding common shares of the Corporation and convertible securities entitling the Subscriber to acquire additional common shares of the Corporation which, if converted, in the aggregate would represent ________________ common shares of the Corporation.

C. Insider Status
The Subscriber either **(check appropriate box)**:
☐ is not an "Insider" of the Corporation (as defined in applicable securities laws); or
☐ is an "Insider" of the Corporation, by virtue of being:
(a) a director or officer of the Corporation;
(b) a director or officer of a person or company that is itself an insider or subsidiary of the Corporation;
(c) a person that beneficially owns or controls, directly or indirectly, securities of the Corporation carrying more than 10% of the voting rights attached to all the Corporation's outstanding voting securities; or
(d) the Corporation itself if it holds any of its own securities.

D.	Registrant Status

The Subscriber either **(check appropriate box)**:

☐ is not a "Registrant"; or

☐ is a "Registrant", defined as a person registered or required to be registered under the *Securities Act* (Ontario), including a dealer, adviser or investment fund manager.

D.	Member of "Pro Group"

The Subscriber either **[check appropriate box]**:

☐ is a member of the "Pro Group" as defined in the policies of the TSXV, as follows:

1. subject to subparagraphs (2), (3) and (4), either individually or as a group:
   - (a) the member (i.e. a member of the TSXV under TSXV requirements);
   - (b) employees of the member;
   - (c) partners, officers or directors of the member;
   - (d) affiliates of the member; and
   - (e) associates of any parties referred to in subparagraphs (a) through (d);

2. the TSXV may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSXV determines that the person is not acting at arm's length with the member;

3. the TSXV may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSXV determines that the person is acting at arm's length with the member;

4. the member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:
   - (a) the person is an affiliate or associate of the member acting at arm's length of the member;
   - (b) the associate or affiliate has a separate corporate and reporting structure;
   - (c) there are sufficient controls on information flowing between the member and the associate or affiliate; and

(d) the member maintains a list of such excluded persons; or

☐ is not a member of the Pro Group.

ACCEPTANCE

The above-mentioned subscription is hereby accepted by POET Technologies Inc.

DATED as of the ____day of _____________, 2022.

POET TECHNOLOGIES INC.

Per: ______________________________
Name:
Title:

SCHEDULE "A"
ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

The Subscriber, on its own behalf, and, if applicable, on behalf of each beneficial purchaser for whom it is contracting hereunder, further represents, warrants, covenants and certifies to and with the Corporation (and acknowledges that the Corporation is relying thereon) that:

(a) the Subscriber has the legal capacity to enter into and be bound by this Subscription Agreement and, if the Subscriber is not an individual, further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained;

(b) the Subscriber and each beneficial purchaser for whom the Subscriber is contracting hereunder, if any, is at arm's-length (within the meaning of applicable securities laws and the policies of the TSXV) with the Corporation;

(c) no person has made any written or oral representation to the Subscriber or any beneficial purchaser for whom the subscriber is contracting hereunder:

 (i) that any person will resell or repurchase the Purchased Securities or the Underlying Securities;

 (ii) that any person will refund the Purchase Price of the Purchased Securities other than as may be provided in this Subscription Agreement; or

 (iii) relating to the future price or value of the Purchased Securities or the Underlying Securities;

(d) the Purchased Securities to be issued hereunder are not being purchased with knowledge of any material fact about the Corporation that has not been generally disclosed;

(e) the Subscriber and each beneficial purchaser for whom the Subscriber is contracting hereunder, if any, understand that there are risks associated with the purchase of the Purchased Securities and the Subscriber or, if applicable, each beneficial purchaser may lose his, her or its entire investment in the Purchased Securities;

(f) the Subscriber and, if applicable, each beneficial purchaser for whom the Subscriber is contracting hereunder, acknowledge and agree that the Subscriber has had such opportunity as the Subscriber has deemed adequate to conduct all due diligence investigations regarding the business, financial position, condition and prospects of the Corporation as is necessary to permit the Subscriber to evaluate the merits and risks of the investment in the Purchased Securities;

(g) the Subscriber acknowledges and agrees that the Subscriber is solely responsible for obtaining such tax, investment, legal and other professional advice as the Subscriber considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to herein), and, without limiting the generality of the foregoing, neither the Corporation nor the Corporation's counsel has provided any tax advice whatsoever to the Subscriber in connection with the Offering, and the Corporation's counsel is acting solely as counsel to the Corporation and not as counsel to the Subscriber;

(h) the Subscriber and each beneficial purchaser for whom the Subscriber is contracting hereunder, if any, is capable of assessing the proposed investment in the Purchased Securities as a result of financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof and the Subscriber or, if applicable, each such beneficial purchaser is, as the case may be, able to bear the economic risk of total loss of such investment;

(i) unless paragraph (k) applies, the Subscriber is acquiring the Purchased Securities as principal for its own account and not for the benefit of any other person;

(j) the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription and this Subscription Agreement has been duly authorized, executed and delivered by the Subscriber and the entering into of this Subscription Agreement and the completion of the transactions contemplated herein will not result in the violation of any of the terms and provisions of any law applicable to, or if the Subscriber is not an individual, the constating documents of, the Subscriber, or of any agreement, written or oral, to which the Subscriber is a party or by which the Subscriber is bound;

(k) if the Subscriber is acting as agent or trustee (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is the duly authorized trustee or agent of such principal with due and proper power and authority to execute and deliver, on behalf of each such principal, each of whom is subscribing as principal for its own account and not for the benefit of any other person, this Subscription Agreement and all other necessary documentation in connection with the purchase of the Purchased Securities, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such principal were the Subscriber, and this Subscription Agreement has been duly and validly authorized, executed and delivered by or on behalf of, and, when accepted by the Corporation, will constitute a legal, valid and binding obligation enforceable in accordance with its terms against, each such principal and the Subscriber acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each such principal for whom it is acting;

(l) if the Subscriber or any beneficial purchaser for whom the Subscriber is acting, as applicable, is a resident of a province or territory of Canada and cannot otherwise satisfy any of the requirements set forth in this Schedule "A", the Subscriber or, if applicable, the beneficial purchaser is acquiring the Purchased Securities and the Underlying Securities pursuant to and in compliance with an exemption from the prospectus requirements of the securities laws of the jurisdiction of residence or to which the Subscriber or such beneficial purchaser is otherwise subject and will provide the Corporation, on request, whether before or after the Closing Date, with evidence of such compliance;

(m) if the Subscriber or any beneficial purchaser for whom the Subscriber is acting, as applicable, is a resident of a jurisdiction other than Canada or the United States, the Subscriber and, if applicable, the beneficial purchaser:

    (i) have knowledge of, or have been independently advised as to, and will comply with the requirements of all applicable securities laws of the Subscriber's jurisdiction of residence or the residence of such beneficial purchaser, as the case may be;

    (ii) confirm that the requirements of applicable securities laws in the Subscriber's jurisdiction of residence or the residence of such beneficial purchaser, as the case may be, does not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any securities regulator or other regulatory body of any kind or nature whatsoever, or to prepare and file a prospectus, registration statement or similar document or to register the Purchased Securities; and

    (iii) will provide such evidence of compliance with all such matters, including but not limited to supporting legal opinions, as the Corporation may request;

(n) Unless the Subscriber and, if applicable, any beneficial purchaser, is in the United States and has completed, signed and delivered Schedule "C" hereto, in which case the Subscriber makes the representations, warranties and covenants therein, the Subscriber represents and warrants that:

(i) the Subscriber is not in the United States and is not purchasing the Purchased Securities for the account or benefit of a person in the United States;

(ii) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the United States *Securities Act of 1933*, as amended (the "**U.S. Securities Act**") or applicable state laws;

(iii) the Offered Securities have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Purchased Securities and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

(iv) the Subscriber is not purchasing the Purchased Securities as a result of any form of "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act and including, but not limited to, any press release made by the Corporation relating to the proposed Offering of the Offered Securities or any report, notification or summary of the same) made in the United States by the Corporation, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing, and the sale of the Purchased Securities was not accompanied by any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or telecommunications, including electronic display and the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(v) the Subscriber undertakes and agrees that it will not distribute either directly or indirectly any of the Purchased Securities in the United States, except in compliance with the U.S. Securities Act and any applicable state laws;

(o) the Subscriber, and, if applicable, each beneficial purchaser for whom the Subscriber is contracting hereunder, have been independently advised as to or are aware of the restrictions with respect to trading in, and the restricted period or statutory hold period applicable to, the Purchased Securities imposed by the securities laws of the jurisdiction in which the Subscriber and, if applicable, each beneficial purchaser resides and by the policies of the TSXV, and that a suitable legend or legends will be placed on the certificates or DRS statements representing the Purchased Securities and Underlying Securities to reflect the applicable restricted period and statutory hold period to which such securities are subject;

(p) the Subscriber, and, if applicable, each beneficial purchaser for whom the Subscriber is contracting hereunder, have not received or been provided with a prospectus, registration statement, offering memorandum (within the meaning of applicable securities legislation) or any document purporting to describe the business and affairs of the Corporation which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Offered Securities, and the Subscriber's decision, or, if applicable, the decision of any beneficial purchaser for whom the Subscriber is acting, to enter into this Subscription Agreement and to purchase the Purchased Securities from the Corporation is based entirely upon publicly available information concerning the Corporation which has been filed under the Corporation's profile on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com and the representations and warranties made by the Corporation in this Subscription Agreement, and not upon any other verbal or written representation as to fact or otherwise made by or on behalf of the Corporation;

(q) as a consequence of the issuance and sale of the Purchased Securities and the Underlying Securities being exempt from the prospectus requirements of applicable securities legislation:

(i) certain protections, rights and remedies provided by the applicable securities legislation, including statutory rights of rescission and certain statutory remedies against an issuer,

underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber or, if applicable, others for whom the Subscriber is contracting hereunder;

(ii) the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(iii) the Subscriber or, if applicable, others for whom the Subscriber is contracting hereunder, may not receive information that would otherwise be required to be given to them under applicable securities legislation; and

(iv) the Corporation is relieved from certain obligations that would otherwise apply under the applicable securities legislation, including statutory rights of rescission and certain statutory remedies against an issuer;

(r) the Subscriber will not sell or otherwise dispose of any of the Purchased Securities or any of the Underlying Securities, except in accordance with applicable securities laws and in accordance with the rules and regulations of any stock exchange on which any of the Underlying Securities may trade from time to time, and shall comply with such other requirements as the Corporation may reasonably require;

(s) the Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber's personal information (as that term is defined under applicable privacy legislation, including, without limitation, the *Personal Information Protection and Electronic Documents Act* (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), for the purpose of completing this Subscription Agreement and to the use of such information for the purposes set out in Schedule "F" *"Collection of Personal Information"* in this Subscription Agreement. The Subscriber acknowledges and consents to the Corporation retaining such personal information for as long as permitted or required by law or business practices. The Subscriber further acknowledges and consents to the fact that the Corporation may be required by applicable securities laws to provide regulatory authorities with any personal information provided under this Subscription Agreement. The Subscriber represents and warrants, as applicable, that it has the authority to provide the consents and acknowledgements set out in this paragraph and the Subscriber agrees and acknowledges that the Corporation may use and disclose its personal information, as follows:

(i) for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber;

(ii) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to the Canada Revenue Agency;

(iii) for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(iv) for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v) for disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

(vi) for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber's prior written consent;

(vii) for disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(viii) for use and disclosure as otherwise required or permitted by law;

(t) the Subscriber authorizes the indirect collection of personal information (as defined in the securities laws of the Province of Ontario) by the Canadian securities commissions ("**CSA**") and confirms that it has been notified by the Corporation:

(i) that the Corporation will be delivering such personal information to the CSA;

(ii) that such personal information is being collected indirectly by the CSA under the authority granted to them under securities legislation for the purposes of administration and enforcement of the securities legislation of the applicable Canadian province or territory;

(iii) that such personal information is being collected for the purpose of the administration and enforcement of the securities laws of the applicable Canadian province or territory; and

(iv) that the title, business address and business telephone number of the public official in the such Canadian province or territory who can answer questions about such indirect collection of personal information is set forth on Schedule "G".

(u) If the Subscriber or any beneficial purchaser for whom the Subscriber is acting, as applicable, is resident in, or otherwise subject to the securities laws of, a province or territory of Canada:

(i) the Subscriber is purchasing the Purchased Securities:

1. as principal for its own account or is deemed to be purchasing as principal pursuant to NI 45-106; or

2. as agent for a beneficial purchaser disclosed to the Corporation in writing, and such disclosed beneficial purchaser is purchasing the Purchased Securities as principal for its own account or is deemed to be purchasing as principal pursuant to NI 45-106; and

(ii) one of the below applies to the Subscriber or any beneficial purchaser for whom the Subscriber is acting:

1. the Subscriber or any beneficial purchaser for whom the Subscriber is acting is an "**accredited investor**" within the meaning of NI 45-106; or

2. the aggregate acquisition cost, payable by the Subscriber in cash, for the Purchased Securities is not less than CDN $150,000;

(v) the Subscriber acknowledges that the certificates or DRS statements representing the Purchased Securities and Underlying Securities will bear the following legends:

> **"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date which is four months and one day after the Closing Date will be inserted]."**

and (if applicable under the rules of the TSXV):

> **"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY OR UNDERLYING THIS CERTIFICATE**

MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [the date which is four months and one day after the Closing Date will be inserted]."

(w) the above representations and warranties will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and the Subscriber acknowledges that such representations and warranties will survive the completion of the issue of the Purchased Securities; and

(x) the Subscriber acknowledges that the foregoing representations and warranties are made by it with the intent that they be relied upon in determining the suitability of the Subscriber or any beneficial purchaser for whom the Subscriber is acting, as applicable, as a purchaser of the Purchased Securities and the Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber or any beneficial purchaser for whom the Subscriber is acting, as applicable, set forth herein which takes place prior to the issuance of the Purchased Securities.

The Corporation represents, warrants and certifies to and with the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a) the Corporation is a valid and subsisting corporation incorporated and in good standing under the laws of the jurisdiction in which it was incorporated;

(b) this Subscription Agreement has been, or will be by the closing of the transactions contemplated hereunder, duly authorized by all necessary corporate action on the part of the Corporation, and the Corporation has or will have by the closing of the transactions contemplated hereunder full corporate power and authority to undertake the sale of the Purchased Securities to the Subscriber;

(c) the Common Shares are, and will continue to be as of the closing of the transactions contemplated hereunder, listed and posted for trading on the TSXV;

(d) no order ceasing or suspending trading in the securities of the Corporation or prohibiting sale of its securities has been issued to the Corporation or its directors, officers or promoters;

(e) the Corporation is a "reporting issuer" in all provinces and territories of Canada and is not included on the list of defaulting issuers issued by the securities regulators in those jurisdictions; and

(f) upon their issuance in accordance with the terms of this subscription agreement, the Purchased Securities will be validly issued and outstanding as fully-paid and non-assessable Common Shares.

SCHEDULE "B"
CANADIAN SUBSCRIBER CERTIFICATE

CANADIAN SUBSCRIBERS

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

*All capitalized terms not otherwise defined herein have the meanings attributed to them in the Subscription Agreement and in National Instrument 45-106 – Prospectus Exemptions ("**NI 45-106**").*

TO: POET TECHNOLOGIES INC. (the "**Corporation**")

In connection with the acquisition of the Purchased Securities, the undersigned hereby represents, warrants, covenants and certifies that:

(i) the undersigned (the undersigned or, if the undersigned is acquiring the Purchased Securities as agent on behalf of a disclosed beneficial purchaser, such beneficial purchaser, being referred to herein as the "**Subscriber**") is resident in a Province or territory of Canada or is subject to the securities laws of a Province or territory of Canada;

(ii) the Subscriber is acquiring the Purchased Securities as principal or is deemed under NI 45-106 to be acquiring the Securities as principal;

(iii) the Subscriber is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in another jurisdiction of Canada; and

(iv) one of the following clauses (A) or (B) applies (check applicable category):

A. **Accredited Investor** – the Subscriber or the beneficial purchaser, as applicable, be, as of the Closing Date, an "**accredited investor**", as such term is defined in NI 45-106, by virtue of the fact that the Subscriber or the beneficial purchaser, as applicable, falls within one or more of the following categories **checked below**. A Subscriber checking boxes (j), (k) or (l) must also complete and sign Appendix "A" to this Schedule "B" (Form 45-106F9 – *Form for Individual Accredited Investors*).

(a)	(i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or (ii) in Ontario, a financial institution that is (A) a bank listed in Schedule I, II or III of the Bank Act (Canada); (B) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (C) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;	☐
(b)	the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada);	☐
(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;	☐

(d)	a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer (or in Ontario, except as otherwise prescribed by the regulations under the *Securities Act* (Ontario));	☐
(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);	☐
(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador);	☐
(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;	☐
(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;	☐
(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;	☐
(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;	☐
(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN $1,000,000;	☐
(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN $5 million;	☐
(k)	an individual whose net income before taxes exceeded CDN $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;	☐
(l)	an individual who, either alone or with a spouse, has net assets of at least CDN $5 million;	☐
(m)	a person, other than an individual or an investment fund, that has net assets of at least CDN $5 million as shown on its most recently prepared financial statements;	☐
(n)	an investment fund that distributes or has distributed its securities only to: (i) a person that is or was an accredited investor at the time of the distribution; (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment), or 2.19 (Additional investment in investment funds) of NI 45-106; or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106;	☐
(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;	☐

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;	☐
(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;	☐
(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;	☐
(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;	☐
(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;	☐
(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;	☐
(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or	☐
(w)	a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse.	☐
(x)	in Ontario, such other persons or companies as may be prescribed by the regulations under the *Securities Act* (Ontario). ***If checking this category (x), please provide a description of how this requirement is met.	☐

B. **Minimum Amount Exemption** – the Subscriber is not an individual, (B) the Subscriber is purchasing the Purchased Securities as principal, (C) the Aggregate Purchase Price of the Purchased Securities purchased by the Subscriber is not less than CDN $150,000 paid in cash at the time of the distribution, and (D) the Subscriber has not been created or used solely to purchase or hold securities in reliance on this exemption.

The above representations and warranties will be true and correct both as of the execution of this certificate and as of the closing time of the issuance of the Purchased Securities and the undersigned acknowledges that they will survive the completion of the issue of the Purchased Securities.

The undersigned acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they be relied upon in determining the suitability of the Subscriber as an acquirer of the Purchased Securities and that this certificate is incorporated into and forms part of the subscription agreement and the undersigned undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the issuance of the Purchased Securities.

Dated: __________________, 2022.

____
(print name of Subscriber or person signing as agent)

By: ______________________________________
(signature)

____
(title)

____
(please print name of individual whose signature appears above, if different from name of Subscriber or agent printed above)

For the purposes hereof:

(aa) "**Canadian financial institution**" means

(i) an association governed by the *Cooperative Credit Associations Act* (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the *Cooperative Credit Associations Act* (Canada), or

(ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(bb) "**control person**" has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where "**control person**" means any person that holds or is one of a combination of persons that hold

(i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(cc) "**eligibility adviser**" means

(i) a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii) in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(dd) "**executive officer**" means, for an issuer, an individual who is

(i) a chair, vice-chair or president,

(ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii) an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv) performing a policy-making function in respect of the issuer;

(ee) "**financial assets**" means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(ff) "**founder**" means, in respect of an issuer, a person who,

(i) acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii) at the time of the trade is actively involved in the business of the issuer;

(gg) "**fully managed account**" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(hh) "**investment fund**" has the meaning ascribed thereto in National Instrument 81-106 – *Investment Fund Continuous Disclosure*;

(ii) "**person**" includes

(i) an individual,

(ii) a corporation,

(iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(jj) "**related liabilities**" means

(i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii) liabilities that are secured by financial assets.

(kk) "**spouse**" means, an individual who,

(i) is married to another individual and is not living separate and apart within the meaning of the *Divorce Act* (Canada), from the other individual,

(ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii) in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the *Adult Interdependent Relationships Act* (Alberta); and

(ll) "**subsidiary**" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Affiliated Entities and Control

1. An issuer is considered to be an affiliate of another issuer if one of them is the subsidiary of the other, or if each of them is controlled by the same person.

2. A person (first person) is considered to control another person (second person) if:

a. the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

b. the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

c. the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references are in Canadian Dollars

APPENDIX "A" TO SCHEDULE "B"

Form 45-106F9

Form for Individual Accredited Investors

WARNING!
This investment is risky. Don't invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER	
1. About your investment	
Type of securities: Units	Issuer: POET Technologies Inc.
Purchased from: Issuer	
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER	
2. Risk acknowledgement	
This investment is risky. Initial that you understand that:	**Your initials**
Risk of loss – You could lose your entire investment of $_______________________. *[Instruction: Insert the total dollar amount of the investment.]*	
Liquidity risk – You may not be able to sell your investment quickly – or at all.	
Lack of information – You may receive little or no information about your investment.	
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.	
3. Accredited investor status	
You must meet at least **one** of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	**Your initials**
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)	
• Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.	
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.	

• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)	
4. Your name and signature	
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.	
First and last name (please print):	
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON	
5. Salesperson information	
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]	
First and last name of salesperson (please print):	
Telephone:	Email:
Name of firm (if registered):	
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER	
6. For more information about this investment	
POET Technologies Inc. 120 Eglinton Avenue East, Suite 1107 Toronto, Ontario M4P 1E2 Attention: Kevin Barnes Vice President, Finance & Administration & Corporate Controller Email: kb@poet-technologies.com **For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.**	

SCHEDULE "C"
U.S. ACCREDITED INVESTOR CERTIFICATE

UNITED STATES SUBSCRIBERS

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO: POET TECHNOLOGIES INC. (the "Corporation")

Initially capitalized terms not specifically defined in this Schedule "C" have the meanings ascribed to them in the Subscription Agreement to which this Schedule "C" is attached.

In connection with the purchase by the undersigned Subscriber of the Purchased Securities, the Subscriber, on its own behalf and on behalf of each Beneficial Purchaser (as defined below) for whom the Subscriber is acting (collectively, the "**Subscriber**"), hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a) It is authorized to consummate the purchase of the Purchased Securities.

(b) It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Securities and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the Subscriber has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Subscription Agreement and owning the Purchased Securities and the Underlying Securities.

(c) The Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Purchased Securities, and that any answers to questions and any request for information have been complied with to the Subscriber's satisfaction.

(d) It is acquiring the Purchased Securities for its own account, or for the account of one or more persons for whom it is exercising sole investment discretion (a "**Beneficial Purchaser**"), for investment purposes only, and not with a view to any resale, distribution or other disposition of the Purchased Securities or the Underlying Securities in violation of the United States federal or state securities laws.

(e) The address of the Subscriber set out in the "Subscription and Subscriber Information" section of the Subscription Agreement is the true and correct principal address of the Subscriber and can be relied on by the Corporation for the purposes of state blue-sky laws and the Subscriber has not been formed for the specific purpose of purchasing the Purchased Securities.

(f) The Subscriber understands and acknowledges that the Purchased Securities and the Underlying Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and that the offer and sale of such securities to it are being made in reliance upon the exemptions from the registration requirements of the U.S. Securities Act afforded by Rule 506(b) of Regulation D thereunder and similar exemptions under applicable state securities laws.

(g) It understands that (i) the Purchased Securities and the Underlying Securities have not been and will not be registered under the U.S. Securities Act, or the securities laws of any state of the United States, and will therefore be "restricted securities", as defined in Rule 144(a)(3) under the U.S. Securities Act and may be offered, sold, pledged or otherwise transferred, directly or indirectly, unless:

(i) the transfer is to the Corporation, or a subsidiary thereof (though the Corporation or its subsidiaries are under no obligation to purchase any such Purchased Securities or Underlying Securities);

(ii) the transfer is made outside the United States in accordance with Regulation S under the U.S. Securities Act and in compliance with applicable local laws;

(iii) the transfer is made in compliance with an exemption from registration under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with applicable state securities laws;

(iv) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and the holder of the Purchased Securities or the Underlying Securities has furnished to the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect; or

(v) pursuant to an effective registration statement under the U.S. Securities Act, and

in each case in compliance with any applicable state securities laws in the United States.

(h) The Subscriber is, and if applicable, each Beneficial Purchaser for whose account it is purchasing the Purchased Securities is a U.S. Accredited Investor by virtue of meeting one of the following criteria (**please write "SUB" for the criteria the Subscriber meets and "BEN" for the criteria the Beneficial Purchaser meets**):

________ (i) a bank as defined in section 3(a)(2) of the U.S. Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934; an insurance company as defined in section 2(a)(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

________ (ii) a private business development company as defined in section 202(a)(22) of the *Investment Advisers Act of 1940*;

________ (iii) an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

________ (iv) a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

________ (v) a natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, at the time of his purchase, exceeds US$1,000,000;

Note: For purposes of calculating "net worth" under this paragraph:

(a) the person's primary residence shall not be included as an asset;

(b) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

__________ (vi) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

__________ (vii) a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act;

__________ (viii) an entity in which all of the equity owners are U.S. Accredited Investors;

__________ (ix) a natural person who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

__________ (x) an investment adviser registered pursuant to section 203 of the *Investment Advisers Act of 1940* or registered pursuant to the applicable laws of a state;

__________ (xi) an investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the *Investment Advisers Act of 1940*;

__________ (xii) a Rural Business Investment Company as defined in section 384A of the *Consolidated Farm and Rural Development Act*;

__________ (xiii) an entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

__________ (xiv) a "family office," as defined in Rule 202(a)(11)(G)-1 under the *Investment Advisers Act of 1940* (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

__________ (xv) a "family client," as defined in Rule 202(a)(11)(G)-1 under the *Investment Advisers Act of 1940* (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in paragraph (xiv) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (xiv)(iii) above.

(i) The Subscriber has not purchased the Purchased Securities as a result of any "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act) or any form of "general solicitation" or "general advertising" (as those terms are used in Regulation D of the U.S. Securities Act), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio or television or the internet, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(j) The certificates representing the Unit Shares and Warrant Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under

the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificates, the following legend:

> **"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO POET TECHNOLOGIES INC. (THE "COMPANY"), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."**

provided that, if any Unit Shares and Warrant Shares are being sold in accordance with Rule 904 of Regulation S under the U.S. Securities Act, the legend may be removed by providing to the transfer agent for the Corporation, (i) a declaration in the form attached as Appendix "I" hereof (or as the Corporation may prescribe from time to time) and (ii) if required by the transfer agent for the Corporation, an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, or other evidence reasonably satisfactory to the Corporation, that the proposed transfer may be effected without registration under the U.S. Securities Act;

and provided, further, that, if any Unit Shares and Warrant Shares are being sold under Rule 144 under the U.S. Securities Act, the legend may be removed by delivering to the transfer agent for the Corporation, an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(k) The certificates representing the Unit Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificates, the following legend:

> **"THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS, AND THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES UNLESS THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS WARRANT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO POET TECHNOLOGIES INC. (THE "COMPANY"), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR**

(ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

provided that, if any Unit Warrants are being sold in accordance with Rule 904 of Regulation S under the U.S. Securities Act, the legend may be removed by providing to the transfer agent for the Corporation, (i) a declaration in the form attached as Appendix "I" hereof (or as the Corporation may prescribe from time to time) and (ii) if required by the transfer agent for the Corporation, an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, or other evidence reasonably satisfactory to the Corporation, that the proposed transfer may be effected without registration under the U.S. Securities Act;

and provided, further, that, if any Unit Warrants are being sold under Rule 144 under the U.S. Securities Act, the legend may be removed by delivering to the transfer agent for the Corporation, an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(l) The Subscriber understands and agrees that there may be material tax consequences to it of an acquisition, holding, conversion or disposition of the Purchased Securities and any of the Underlying Securities. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of its acquisition, holding, conversion or disposition of any of the Purchased Securities and the Underlying Securities and the Subscriber acknowledges that it is solely responsible for determining the tax consequences to it with respect to its investment, including whether the Corporation will at any given time be deemed a "passive foreign investment company" within the meaning of Section 1297 of the United States *Internal Revenue Code of 1986*, as amended.

(m) The Subscriber is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (i) the fact that the Corporation is organized under the laws of Canada; (ii) some or all of the directors and officers may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Corporation and such persons may be located outside the United States. Consequently, it may be difficult to provide service of process on the Corporation and it may be difficult to enforce any judgment against the Corporation.

(n) It understands that (i) if the Corporation is ever determined to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for re-sales of the Purchased Securities; and (ii) the Corporation is not obligated to take, and have no present intention of taking, as applicable, any action to make Rule 144 under the U.S. Securities Act (or any other exemption) available for re-sales of any of the Purchased Securities.

(o) The Subscriber understands and acknowledges that the Corporation is not obligated to remain a "foreign issuer" as defined in Rule 902(e) of Regulation S.

(p) The Subscriber understands and agrees that the financial statements of the Corporation have been, or will be, prepared in accordance with Canadian generally accepted accounting principles or

International Financial Reporting Standards, as issued by the International Accounting Standards Board, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

(q) It consents to the Corporation making a notation on their records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this certification and the Subscription Agreement.

(r) If required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing reports, questionnaires, undertakings and other documents with respect to the ownership of the Purchased Securities and the Underlying Securities.

(s) It understands that the Corporation has no obligation to register, and have no present intention to register, as applicable, the resale of any of the Purchased Securities or any of the Underlying Securities under the U.S. Securities Act. Accordingly, the Subscriber understands that absent registration, under the rules of the U.S. Securities and Exchange Commission, the Subscriber may be required to hold the Purchased Securities and any of the Underlying Securities indefinitely or to transfer the Purchased Securities in transactions which are exempt from registration under the U.S. Securities Act, in which event the transferee may acquire "restricted securities" subject to the same limitations as in the hands of the Subscriber. As a consequence, the Subscriber understands that it must bear the economic risks of the investment in the Purchased Securities for an indefinite period of time.

(a) The funds representing the aggregate Purchase Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the *Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act* (the "**PATRIOT Act**") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to the Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the aggregate Purchase Price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith.

The foregoing representations and warranties are true and accurate as of the date of this U.S. Accredited Investor Certificate and will be true and accurate as of the Closing Time on the Closing Date. If any such representation or warranty shall not be true and accurate prior to such Closing Time, the Subscriber shall give immediate written notice of such fact to the Corporation.

Dated: __________________, 2022.

X ______________________________________
Signature of individual (if Subscriber **is** an individual)

X ______________________________________
Authorized signatory (if Subscriber is **not** an individual)

____
Name of Subscriber (**please print**)

____
Name of authorized signatory (**please print**)

____
Official capacity of authorized signatory (**please print**)

APPENDIX "I" TO SCHEDULE "C"

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: ________________________, as registrar and transfer agent

AND TO: POET Technologies Inc. (the "**Corporation**")

The undersigned (A) acknowledges that the sale of _____________ of the Corporation represented by certificate number ________________ to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned is not (a) an "affiliate" of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act), (b) a "distributor" as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a designated offshore securities market (such as the TSX Venture Exchange, the Toronto Stock Exchange or the Canadian Securities Exchange) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States or a U.S. person; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (6) the sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated: ______________________________

X______________________________
Authorized signatory

____
Name of Seller (**please print**)

____
Name of authorized signatory (**please print**)

____
Title of authorized signatory (**please print**)

Affirmation By Seller's Broker-Dealer (required for sales in accordance with Section (B)(2)(b) above)

We have read the foregoing representations of our customer, ________________________ (the "**Seller**") dated ______________________, with regard to our sale, for such Seller's account, of the securities of the Corporation described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of designated offshore securities market, (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities, and (D) no selling concession, fee or other remuneration is being paid to us in connection with this offer and sale other than the usual and customary broker's commission that would be received by a person executing such transaction as agent. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

____
Name of Firm

By: ______________________________
Authorized officer

Date: ______________________________

SCHEDULE "D"
FOREIGN PURCHASER'S CERTIFICATE

OFFSHORE SUBSCRIBERS

TO: POET TECHNOLOGIES INC. (the "Corporation")

Capitalized terms not specifically defined in this Schedule "D" have the meanings ascribed to them in the Subscription Agreement to which this Schedule "D" is attached.

The undersigned Subscriber, a resident of a jurisdiction other than Canada or the United States, hereby represents and warrants to the Corporation, and acknowledges as an integral part of the attached Subscription Agreement (the "**Agreement**"), as follows:

1. The Subscriber is, and each beneficial purchaser for whom the Subscriber is purchasing for under the Agreement or for whom the Subscriber may be acting as trustee or agent is, a resident of a country (an "**International Jurisdiction**") other than Canada or the United States and the decision to subscribe for the Purchased Securities was taken in such International Jurisdiction.

2. The delivery of the Agreement, the acceptance of it by the Corporation and the issuance of the Purchased Securities to the Subscriber, or each beneficial purchaser for whom the Subscriber is purchasing for under the Agreement, complies with all laws applicable to the Subscriber and such beneficial purchaser, including the laws of such purchaser's jurisdiction of residence, and all other applicable laws, and will not require the Corporation to register the Offered Securities, nor will it cause the Corporation to become subject to, or require it to comply with, any disclosure, prospectus, filing or reporting requirements under any applicable laws of the International Jurisdiction or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction.

3. If the undersigned Subscriber, or any other purchaser for whom it is acting hereunder, is resident in or otherwise subject to applicable securities laws of the United Kingdom:

   (a) the Subscriber is either: (i) purchasing the Purchased Securities as principal for its own account, (ii) acting as agent for a beneficial purchaser who is disclosed on the first Subscription and Subscriber Information page of the Agreement and who is purchasing the Purchased Securities as principal for its own account; or (iii) purchasing the Purchased Securities on behalf of discretionary client(s) in circumstances where section 86(2) of the *Financial Services and Markets Act 2000* ("**FSMA**") applies;

   (b) the Subscriber (and if the undersigned Subscriber is purchasing as agent for a beneficial purchaser disclosed on the first Subscription and Subscriber Information page of the Agreement, that beneficial purchaser): (i) is a person in the United Kingdom who is a "qualified investor" for the purposes of section 86(7) of the FSMA, (ii) is such a person as is referred to in Article 19 (investment professionals) or Article 49 (high net worth companies, unincorporated associations, etc.) of the *Financial Services and Markets Act 2000 (Financial Promotion) Order 2005* (the "**FPO**"); and (iii) has complied with and undertakes to comply with all applicable provisions of the FSMA and other applicable securities laws with respect to anything done by it in relation to the Purchased Securities in, from or otherwise involving the United Kingdom;

   (c) the Subscriber acknowledges that the offer detailed in the Agreement is only directed in the United Kingdom at the following persons (such that such offer is not available in the United Kingdom to any other persons and such that no other persons should rely on the contents of this Agreement): (i) (in the case of investment professionals as referred to in Article 19 of the FPO) persons having professional experience in matters relating to

investments; and (ii) (in the case of high net worth companies, etc. as referred to in Article 49 of the FPO) high net worth companies, unincorporated associations or partnerships or trustees of high value trusts which: (A) in the case of a company, has, or is a member of the same group as an undertaking that has, a called up share capital or net assets of not less than £500,000 (for companies with more than 20 members or subsidiary undertakings of an undertaking with more than 20 members) or net assets of not less than £5,000,000 in any other case; or (B) in the case of an unincorporated association or partnership, has net assets of not less than £5,000,000; or (C) in the case of a trustee of a high value trust, has cash and investments forming part of the trust's assets (before the deduction of liabilities) with an aggregate value of not less than £10,000,000 (or which has had an aggregate value of not less than £10,000,000 during the year immediately preceding the date of receipt of the Agreement); and

(d) it confirms that, to the extent applicable to it, it is aware of, has complied and will comply with its obligations in connection with the *Criminal Justice Act 1993*, the *Proceeds of Crime Act 2002* and Part VIII of the FSMA, it has identified its clients in accordance with the Money Laundering Regulations 2003 (the "**Regulations**") and has complied fully with its obligations pursuant to the Regulations and will, as a condition precedent of any acceptance of this subscription, provide all such information and documents as may be required in relation to it (or any person on whose behalf it is acting as agent) that may be required by the Corporation or any agent or person acting for it in order to discharge any obligations under the Regulations.

4. The Subscriber and each beneficial purchaser for whom the Subscriber is purchasing for under the Agreement, is knowledgeable of, or has been independently advised as to, the application or jurisdiction of the securities laws of the International Jurisdiction which would apply to the transactions contemplated by the Agreement (other than the securities laws of Canada and the United States).

5. The Subscriber and each beneficial purchaser for whom the Subscriber is purchasing for under the Agreement, is purchasing the Purchased Securities pursuant to exemptions from the prospectus and registration requirements (or their equivalent) under the applicable securities laws of that International Jurisdiction or, if such is not applicable, each is permitted to purchase the Purchased Securities under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption.

6. The Subscriber and each beneficial purchaser for whom the Subscriber is purchasing for under the Agreement will not sell, transfer or dispose of the Purchased Securities or any of the Underlying Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber, and each beneficial purchaser for whom the Subscriber is purchasing for under the Agreement, acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States or other securities laws.

7. The foregoing representations and warranties contained in this Schedule "D" are true and accurate as of the date of this Schedule "D" and will be true and accurate as of the Closing Date. If any such representations or warranties shall not be true and accurate prior to the Closing Date, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Date.

References in this Schedule "F" to "£" are to United Kingdom pounds.

[Signature page follows]

DATED ____________________, 2022.

____
Signature of Subscriber

____
Name of Subscriber

____
If Subscriber is other than an individual, print name and title of Authorized Signing Officer

____
Address of Subscriber

____

SCHEDULE "E"
FORM 4C – *CORPORATE PLACEE REGISTRATION FORM*

Where subscribers to a Private Placement are not individuals, the following information about the Placee must be provided if such subscribers:

(a) will hold more than 5% of the Issuer's issued and outstanding Listed Shares upon completion of the Private Placement; or

(b) are subscribing for more than 25% of the Private Placement.

This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "**Placee**") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

Placee Information:

(a) Name:

(b) Complete Address:

____

(c) Jurisdiction of Incorporation or Creation: ________________________

(d) Is the Placee purchasing securities as a portfolio manager: (Yes/No)? ___

(e) Is the Placee carrying on business as a portfolio manager outside of Canada:

(Yes/No)? __________

If the answer to (e) above was "**Yes**", the undersigned certifies that:

(f) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(g) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "**portfolio manager**" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(h) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(i) the total asset value of the investment portfolios it manages on behalf of clients is not less than CDN $20,000,000; and

(j) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

If the answer to (d). above was "**No**", please provide the names and addresses of Control Persons of the Placee:

Name *	**City**	**Province or State**	**Country**

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated at ______________________________ on ______________________________

____
(Authorized Signature)

____
(Official Capacity - please print)

____
(Please print name of individual whose signature appears above)

Acknowledgement - Personal Information

"**Personal Information**" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at ______________________________ on ______________________________

____
(Name of Purchaser - please print)

____
(Authorized Signature)

____
(Official Capacity - please print)

____
(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE "F"
COLLECTION OF PERSONAL INFORMATION

This Subscription Agreement and the schedules hereto require the Subscriber to provide certain personal information (respecting the Subscriber and, if applicable, the beneficial purchaser for whom the Subscriber is contracting) to the Corporation. Personal information includes "personal information" as that term is defined under applicable privacy legislation, including without limitation, the *Personal Information Protection and Electronic Documents Act* (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws and, if applicable, the rules and policies of the TSXV in effect from time to time. Such information is being collected for the purposes of completing the Offering, which includes, without limitation, determining the eligibility of the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting, to purchase the Units under applicable Securities Laws, preparing and registering certificates representing the Units to be issued hereunder and completing filings required under applicable Securities Laws or by any stock exchange, the Investment Industry Regulatory Organization of Canada and/or securities regulatory authorities.

In addition, such personal information may be used or disclosed by the Corporation for the purpose of administering the Corporation's relationship with the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting. For example, such personal information may be used by the Corporation to communicate with the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting (such as by providing annual or quarterly reports), to prepare tax filings and forms or to comply with its obligations under taxation, securities and other laws (such as maintaining a list of holders of shares).

In connection with the foregoing, the personal information of the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting, may be disclosed by the Corporation to: (i) any stock exchanges or securities regulatory or taxation authorities; (ii) the Corporation's registrar and transfer agent; and (iii) any of the other parties involved in the Offering, including legal counsel, and may be included in record books prepared in respect of the Offering.

By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of the beneficial purchaser for whom the Subscriber is contracting) hereby consents to the collection, use and disclosure of such personal information. The Subscriber (on its own behalf and, if applicable, on behalf of the beneficial purchaser for whom the Subscriber is contracting) also consents to the filing of copies or originals of any of the documents provided to the Corporation by or on behalf of the Subscriber with any stock exchange, securities regulatory authority in relation to the transactions contemplated by this Subscription Agreement.

The Subscriber acknowledges that the Subscriber's personal information and the personal information of any beneficial purchaser may be delivered to the Canadian securities commissions under the authority granted to them under securities legislation for the purposes of administration and enforcement of the securities legislation of the applicable Canadian province or territory. The public official of such Canadian province or territory who can answer questions about such indirect collection of personal information is set forth on Schedule "G".

The Subscriber also acknowledges and consents to the collection, use and disclosure of the Subscriber's personal information by the TSXV and its affiliates, authorized agents, subsidiaries and divisions, including the TSXV for the following purposes: (i) to conduct background checks, (ii) to verify personal information that has been provided about each individual, (iii) to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Corporation or its associates or affiliates, (iv) to conduct enforcement proceedings, and (v) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the TSXV, Securities Laws and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada. As part of this process, the Subscriber further acknowledges that the TSXV also collects additional personal information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents,

to ensure that the purposes set out above can be accomplished. The personal information collected by the TSXV may also be disclosed: (i) to the aforementioned agencies and organizations or as otherwise permitted or required by law and may be used for the purposes described above for their own investigations, and (ii) on the TSXV's website or through printed materials published by or pursuant to the directions of the TSXV. The TSXV may from time to time use third parties to process information and/or provide other administrative services and may share information with such third party services providers.

SCHEDULE "G"
CONTACT INFORMATION FOR CANADIAN SECURITIES COMMISSION

Alberta Securities Commission
Suite 600, 250 – 5th Street SW
Calgary, Alberta T2P 0R4
Telephone: (403) 297-6454
Toll free in Canada: 1-877-355-0585
Facsimile: (403) 297-2082

British Columbia Securities Commission
P.O. Box 10142, Pacific Centre
701 West Georgia Street
Vancouver, British Columbia V7Y 1L2
Inquiries: (604) 899-6854
Toll free in Canada: 1-800-373-6393
Facsimile: (604) 899-6581
Email: inquiries@bcsc.bc.ca

The Manitoba Securities Commission
500 – 400 St. Mary Avenue
Winnipeg, Manitoba R3C 4K5
Telephone: (204) 945-2548
Toll free in Manitoba: 1-800-655-5244
Facsimile: (204) 945-0330

Financial and Consumer Services Commission (New Brunswick)
85 Charlotte Street, Suite 300
Saint John, New Brunswick E2L 2J2
Telephone: (506) 658-3060
Toll free in Canada: 1-866-933-2222
Facsimile: (506) 658-3059
Email: info@fcnb.ca

Government of Newfoundland and Labrador
Financial Services Regulation Division
P.O. Box 8700
Confederation Building
2nd Floor, West Block
Prince Philip Drive
St. John's, Newfoundland and Labrador A1B 4J6
Attention: Director of Securities
Telephone: (709) 729-4189
Facsimile: (709) 729-6187

Government of the Northwest Territories
Office of the Superintendent of Securities
P.O. Box 1320
Yellowknife, Northwest Territories X1A 2L9
Attention: Deputy Superintendent, Legal & Enforcement
Telephone: (867) 920-8984
Facsimile: (867) 873-0243

Nova Scotia Securities Commission
Suite 400, 5251 Duke Street, Duke Tower
P.O. Box 458
Halifax, Nova Scotia B3J 2P8
Telephone: (902) 424-7768
Facsimile: (902) 424-4625

Government of Nunavut
Department of Justice
Legal Registries Division
P.O. Box 1000, Station 570
1st Floor, Brown Building
Iqaluit, Nunavut X0A 0H0
Telephone: (867) 975-6590
Facsimile: (867) 975-6594

Ontario Securities Commission
20 Queen Street West, 22nd Floor
Toronto, Ontario M5H 3S8
Telephone: (416) 593- 8314
Toll free in Canada: 1-877-785-1555
Facsimile: (416) 593-8122
Email: exemptmarketfilings@osc.gov.on.ca
Public official contact regarding indirect collection of information: Inquiries Officer

Prince Edward Island Securities Office
95 Rochford Street, 4th Floor Shaw Building
P.O. Box 2000
Charlottetown, Prince Edward Island C1A 7N8
Telephone: (902) 368-4569
Facsimile: (902) 368-5283

Autorité des marchés financiers
800, Square Victoria, 22e étage
C.P. 246, Tour de la Bourse
Montréal, Québec H4Z 1G3
Telephone: (514) 395-0337
or 1-877-525-0337
Facsimile: (514) 873-6155
(For filing purposes only)
Facsimile: (514) 864-6381
(For privacy requests only)
Email: financementdessocietes@lautorite.qc.ca
(For corporate finance issuers);
fonds_dinvestissement@lautorite.qc.ca
(For investment fund issuers)

Financial and Consumer Affairs Authority of Saskatchewan
Suite 601 - 1919 Saskatchewan Drive
Regina, Saskatchewan S4P 4H2
Telephone: (306) 787-5879
Facsimile: (306) 787-5899

Government of Yukon
Department of Community Services
Law Centre, 3rd Floor
2130 Second Avenue
Whitehorse, Yukon Y1A 5H6
Telephone: (867) 667-5314
Facsimile: (867) 393-6251